                                                                    EXHIBIT 23-C





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation of our report dated February 10, 1994, included in The Columbia Gas System, Inc.'s 1993 Annual Report on Form 10-K, into the following previously filed registration statements:

         1.      Form S-8 of The Columbia Gas System, Inc. (File No. 33-10004)

         2.      Form S-8 of The Columbia Gas System, Inc. (File No. 33-42776)





                                                           ARTHUR ANDERSEN & CO.




New York, New York
March 11, 1994